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                                                                      EXHIBIT 15

                           Letter of Ernst & Young LLP
        re Unaudited Condensed Consolidated Interim Financial Information





To Oxford Health Plans, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of Oxford Health Plans, Inc. for the registration of 7,444,330 shares of its common stock of our report dated May 14, 1999 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1999.


                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
May 21, 1999